Exhibit 10.10

AMENDMENT NO. 4 TO THE

ENSCO 2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2005)

THIS AMENDMENT No. 4, executed this 14th day of May 2012, and effective as of the time and/or dates specifically provided herein, by ENSCO International Incorporated, having its principal office in Houston, Texas (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, effective April 1, 1995, Energy Service Company, Inc. adopted the Energy Service Company, Inc. Select Executive Retirement Plan (the “Original SERP”);

WHEREAS, the name of the Company was changed to ENSCO International Incorporated;

WHEREAS, the Company amended and restated the Original SERP, effective January 1, 1997, to (i) provide a discretionary profit sharing contribution, (ii) rename the Original SERP the “ENSCO Supplemental Executive Retirement Plan,” and (iii) coordinate the operation of the Original SERP with the ENSCO Savings Plan;

WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 8.2 of the Original SERP which were subsequently clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the “Final Claims Procedure Regulations”);

WHEREAS, the Company adopted Amendment No. 1 to the amended and restated Original SERP, effective as of January 1, 2002, to revise Section 8.2 of the Original SERP to provide that the administrator of the Original SERP shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Original SERP which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time;

WHEREAS, the Company amended and restated the Original SERP, effective as of January 1, 2004;

WHEREAS, the American Jobs Creation Act of 2004 (the “AJCA”) enacted new section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which imposes new rules regarding the timing of elections and distributions under nonqualified deferred compensation plans effective for years beginning after December 31, 2004;

WHEREAS, the Company determined to comply with the AJCA and new section 409A of the Code by freezing the Original SERP and adopting the ENSCO 2005 Supplemental Executive Retirement Plan (the “2005 SERP”), effective January 1, 2005;

WHEREAS, the Board of Directors of the Company (the “Board”), upon recommendation of its Nominating, Governance and Compensation Committee (the “Committee”), approved Amendment No. 1 to the 2005 SERP during a regular meeting held on November 6, 2007;

WHEREAS, the Board, upon recommendation of the Committee, approved Amendment No. 2 to the 2005 SERP during a regular meeting held on March 10, 2008;

WHEREAS, the Board, upon recommendation of the Committee during its meeting held on November 3-4, 2008, approved the amendment and restatement of the 2005 SERP during a regular meeting held on November 4, 2008;

WHEREAS, the Company adopted the amended and restated 2005 SERP, effective as of January 1, 2005, except as specifically provided otherwise to the contrary therein, in order to (i) facilitate compliance with the final Treasury regulations under section 409A of the Code, and (ii) incorporate the amendments to the 2005 SERP previously made by Amendment No. 1 and Amendment No. 2;

WHEREAS, the Board, upon recommendation of the Committee during its regular meeting held on August 4, 2009, approved Amendment No. 1 to the 2005 SERP, as amended and restated effective January 1, 2005, during a regular meeting held on August 4, 2009;

WHEREAS, the Board, upon recommendation of the Committee during its regular meeting held on November 2, 2009, approved Amendment No. 2 to the 2005 SERP, as amended and restated effective January 1, 2005, during a regular meeting held on November 3, 2009;

WHEREAS, the Board, upon recommendation of the Committee, approved Amendment No. 3 to the 2005 SERP, as amended and restated January 1, 2005, on December 22, 2009;

WHEREAS, each issued and outstanding American depositary share (“ADS”) (each ADS representing a Class A ordinary share, nominal value US$0.10 of Ensco plc (each an “Ensco UK Share”)) will be converted into the right to receive an Ensco UK Share effective as of the date fixed for termination of the Deposit Agreement, dated as of September 29, 2009, among Ensco plc, Citibank, N.A., as Depositary, and the holders and beneficial owners of the ADSs issued thereunder (the “Termination Date”);

WHEREAS, the Board by its unanimous written consent has approved this Amendment No. 4 to the amended and restated 2005 SERP to be effective as of the Termination Date; and

WHEREAS, the Company now desires to adopt this Amendment No. 4 to the amended and restated 2005 SERP in order to (i) specifically provide that (A) each ADS held by the Ensco ADS fund on the Termination Date will be converted into one Ensco UK Share, and (B) the references to “Ensco ADS fund” in Section 7.2 of the amended and restated 2005 SERP shall thereafter be read and considered to be references to the “Ensco UK Stock fund,” and (ii) make such other conforming changes to the amended and restated 2005 SERP as determined necessary;

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 4 to the amended and restated 2005 SERP:

1. The third paragraph of Section 10.2 of the amended and restated 2005 SERP is hereby amended to remove all reference to ADSs as follows:

For purposes of this Plan, a Change in Control of the Company shall be deemed to occur if there is a change (i) in the beneficial ownership of the Company, which occurs on the date that any one person, or more than one person acting as a group, acquires beneficial ownership of Ensco UK Shares that, together with Ensco UK Shares beneficially held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Ensco UK Shares; (ii) in the effective control of the Company, which occurs on the date that either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of Ensco UK Shares possessing 35 percent or more of the total voting power of the Ensco UK Shares, or (B) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) in the ownership of a substantial portion of the Company’s assets, which occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The determination of whether a Change in Control has occurred shall be determined by the Committee consistent with section 409A of the Code.

2. A new sentence is added to the end of the fourth paragraph of Section 10.2 of the amended and restated 2005 SERP to read as follows:

Following the “Termination Date”, as such term is defined in Section 7.2, the references to “Ensco ADSs” in the fourth paragraph of this Section 10.2 shall be changed to “Ensco UK Shares.”

3. The following parenthetical, “(subsequently renamed ‘Ensco plc’),” is added to the first sentence of the fifth paragraph of Section 7.2 of the amended and restated 2005 SERP between the terms “‘Ensco International plc’” and “(‘Ensco UK’)”.

4. The following is added to the end of the fifth paragraph of Section 7.2 of the amended and restated 2005 SERP to read as follows:

Notwithstanding the foregoing to the contrary, on the “Termination Date”, each issued and outstanding Ensco ADS, including each Ensco ADS held by the Ensco ADS fund, will be converted to an Ensco UK Share. The “Termination Date” shall be the date fixed for termination of the Deposit Agreement, dated as of September 29, 2009, among Ensco UK, Citibank, N.A., as Depositary, and the holders and beneficial owners of the Ensco ADSs, issued thereunder, and, on and after the Termination Date, the references to “Ensco ADS fund” in this Section 7.2 shall be read and considered to be references to the “Ensco UK Stock fund.” For this purpose, “Ensco UK Share” means a Class A ordinary share, par value US$0.10 of Ensco UK.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 4 to the amendment and restatement of the ENSCO 2005 Supplemental Executive Retirement Plan to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED
/s/ Douglas E. Hancock
By: Douglas E. Hancock
Its: Vice President and Treasurer

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